Exhibit 10.8

                      PURCHASE CONTRACT- MODERN TOWN UNITS

Parties  of  the  Contract:

Party  A:
Seller:  Changzhou  Broadway  Business  Development  Co.,  Ltd.

Party  B:
Buyer:

The  two  parties  agree  as  follows:

1.00     Description  of  residential  property  (if  applicable)

The Buyer agrees to purchase from the Seller Unit # ______situated at___________________.
The  Land  Number  is  _________________________________________.
The  Land  Property  Right  Number  is  __________________.
The  Unit  area  is  _________________________M
The planned use of the unit is for ______________________, The Period of Use is September 4, 2000 to September 4, 2070. Project Planning License Number is_________________
Construction  License  Number  is_______________________________.

2.00     Description  of  the  commercial  property  (if  applicable)

The Buyer agrees to purchase from the Seller Unit # ______situated at___________________.
The  Land  Number  is  __________________________________.
The  Land  Property  Right  Number  is  _________________.
The  Unit  area  is  _________________________M
The planned use of the unit is for _______________, The Period of Use is 2000-9-4 to 2070-9-4.
Project  Planning  License  Number  is_________________
Construction  License  Number  is________________________.


3.00     Consideration

The  purchase  price  for  Unit  #  _____is__________.

4.00     Payment

The full purchase price is due to the Seller 7 days from the date of this contract. If full payment is not made within 15 days, the contract is deemed null and void.

5.00     Delivery

Delivery of the Unit to the Buyer is on or before October 30, 2004. On the Delivery Date, the Seller will transfer title to the Buyer and will present the validation certification from the Local Project Bureau.

If  Delivery  is  delayed;
-     Less than 60 days, 0.005% of the Purchase Price shall be paid to the buyer
- Over 60 days, 0.005% of the Purchase Price shall be paid to the Buyer, and in addition the Buyer has the option to terminate the contract and claim a full refund of the Purchase Price.


Article  6  Force  Majeure

Should either of the parties to the contract be prevented from executing the contract by force majeure and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability in 30 days.


Article  8  Withdrawals

The Buyer has 30 days from receipt of the Deposit to receive a full refund of the purchase price. The purchase price will be returned to the Buyer with interest calculated at the current bank rate.

Article  9  Warranty  on  Appliance  Provided

Appliances provided should be in accordance with certain appointed standards. If the Seller fails to provide appropriate equipment in accordance with these standards, the Buyer holds the right to receive a refund of funds paid for such equipment. This clause shall remain 1 year in effect from the date title is transferred to the Buyer.

Article  10  Regulation  of  property  right  registration

The Seller shall register and file the transfer of title of the property to the register bureau when construction is completed. Such transfer of title will allow the Buyer to be allocated its share of the license effective until September 4, 2070.

Article  11  Validity

The  contract  shall  come  into  force  as  of  ___________________


Party  A:                         Party  B:
Date:                              Date: